Exhibit 10.16.2

[*] = CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NUMBER 2

To the Development and Supply Agreement dated December 28, 2001 (the Agreement) between Abbott Laboratories (“Abbott”) and InterMune, Inc. (“InterMune”), collectively the (“Parties”).

Abbott and InterMune agree to amend the Agreement as follows:

1. Section 5 shall be amended as follows: (Terms and conditions detailed in 5.1 (a) and (b) remain unchanged. The payment schedule in Exhibit C shall be replaced with Attachment A.)

5.1 Research and Development Fee. To reimburse Abbott for its participation in the Project, InterMune shall pay Abbott a [*] research and development fee of [*]. The research and development fee (“Fee”) shall be paid to Abbott as follows:

2. Section 6.1 of the Agreement is amended as follows:

6.1 Pilot Scale/Clinical Supplies. Abbott shall provide to InterMune pilot/clinical scale supplies consisting of approximately [*] of Bulk Drug Substance, [*] Abbott. Such pilot scale lots shall yield Abbott’s best efforts, [*] per lot and shall meet the Bulk Drug Substance specifications as mutually agreed to by the Parties.

3. Section 6.2 of the Agreement shall be amended as follows:

6.2 Validation Supplies. Abbott shall provide to InterMune validation supplies consisting of [*] of Bulk Drug Substance totaling [*], or as mutually agreed to by the parties to satisfy the InterMune regulatory strategy. Such batch lots shall meet the mutually defined Bulk Drug Substance specifications. InterMune shall notify Abbott of any alteration of the validation schedule and Bulk Drug Substance amount.

4. In accordance with Section 6.3 and Exhibit C, a revised delivery and payment schedule has been agreed to by the Parties and is attached hereto as Attachment A.

5. The Parties agree to amend the scope of the Project as set forth in Exhibit C of the Agreement. Exhibit C of the Agreement shall be amended to include the work set forth on Attachment B hereto.

Capitalized terms used herein and not otherwise defined shall have the same meaning as under the Agreement.

Except as specifically set forth above, all other terms and conditions of the Agreement shall remain in full force and effect.

INTERMUNE, INC.		ABBOTT LABORATORIES

By:	/s/ Peter Van Vlasselaer	By:	/s/ James Burnett

Title:	Sr. VP Tech. Ops	Title:	Sr. VP - SPD
Date:	9/30/02	Date:	10/15/02

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment A.

InterMune Oritavancin 2002 Annual Payment Schedule

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*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment A. (cont.)

InterMune Oritavancin 2003 Annual Payment Schedule

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*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment B

Scope Change #4 Summary	September 19, 2002
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*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.